FOR IMMEDIATE RELEASE

Mercury Systems to Focus on Enhanced Execution of Strategic Plan Under Refreshed Leadership Team

Board Concludes Thorough Review of Strategic Alternatives; Remains Open to All Pathways to Maximize Shareholder Value

Board Appoints Bill Ballhaus Interim President and CEO Following Resignation of Mark Aslett; Initiates Search for Permanent Successor

Defense Technology Leader Joins Board as Independent Director; Second Highly Qualified Candidate to Join Board as Independent Director

New Permanent CFO Identified

ANDOVER, Mass. – June 23, 2023 – Mercury Systems, Inc. (the “Company” or “Mercury”) (NASDAQ: MRCY, www.mrcy.com), a technology company that delivers processing power for the most demanding aerospace and defense missions, today announced that following a comprehensive review of strategic alternatives, the Board of Directors of Mercury (the “Board”) has determined that enhanced execution of the Company’s strategic plan under a refreshed leadership team represents the best path forward to drive value creation for all stakeholders at this time. In connection with this determination, the Company also announced a series of leadership and Board changes, including the initiation of a President and Chief Executive Officer transition, the appointment of a new independent director, and the identification of a second new independent director and a permanent Chief Financial Officer.

William K. O’Brien, Chairman of the Board, said, “Today’s actions are the result of deliberate and thoughtful planning by the Board to best position Mercury to deliver maximum value to shareholders. Following a comprehensive review of strategic alternatives, during which we engaged with multiple interested parties, the Board ultimately determined that accelerated and focused execution of our strategic plan, under the guidance of a recently refreshed Board and leadership team, represents the best path forward for the Company. Although the process has now concluded, the Board remains open to and will consider all opportunities to enhance shareholder value.”

Interim President and CEO Appointment

Bill Ballhaus, a member of the Board, has been appointed Interim President and Chief Executive Officer, effective June 24, 2023, and will serve in this role until a permanent successor is named. Mr. Ballhaus succeeds Mark Aslett, who has resigned from his role as President and CEO of the Company. His resignation is effective June 24, 2023. The Board has commenced a comprehensive search process, which will include external and internal candidates, to identify a permanent CEO with the assistance of a leading executive search firm.

Mr. O’Brien continued, “Bill Ballhaus has proven to be an invaluable member of our Board over the last year, and his track record of operational transformation and excellence makes him the ideal person to step into the Interim President and CEO role. On behalf of the Board and everyone at Mercury, I want to thank Mark Aslett for his valuable contributions and years of service.”

Mr. Ballhaus said, “When I joined the Board last year, I was excited about the opportunities at Mercury given its unique position leading the rapid modernization of the aerospace and defense industry. Mercury offers an important and differentiated capability to our customers, enabling the mission of protecting the United States’ and its allies’ warfighters. While the search for Mercury’s next CEO is underway, the Board, the leadership team and I are acutely focused on accelerating the Company’s revenue growth, strengthening profitability and driving greater cash generation as we continue to support our customers and benefit from industry tailwinds. By optimizing performance through operational excellence, I am confident that we will unlock the intrinsic value of this business for our customers, shareholders and employees.”

Board Changes

Mercury has appointed a highly qualified independent director, Gerard (Jerry) DeMuro, Co-CEO of Eve Air Mobility, to the Board, effective June 24, 2023. In addition, Mercury plans to appoint a second highly qualified candidate, the former CEO of an aerospace defense contractor, to the Board as an independent director, pending customary onboarding formalities. Mercury intends to announce the appointment as soon as possible.

Following the appointment of both new directors and today’s removal of Mr. Aslett, the Board will expand to comprise 10 directors, four of whom will have been added to the Board in the last year.

Mr. O’Brien, who had previously informed the Board of his interest in retiring at the end of his term, has provided formal notice that he will not stand for re-election at the 2023 Annual Meeting of Shareholders.

CFO Appointment

Following a comprehensive search process, the Board has identified a highly qualified candidate to serve as Mercury’s next Chief Financial Officer. The Board intends to announce the appointment in the coming weeks and believes that the new CFO will bring valuable financial and defense program expertise to Mercury that aligns with the Company’s enhanced operational focus. Michelle McCarthy, who has served as Interim CFO since January 2023, will remain in her role as Senior Vice President and Chief Accounting Officer following the appointment of the new CFO.

Conclusion of Strategic Alternatives Review

As previously announced, beginning in January 2023, the Board engaged in a proactive and rigorous process to evaluate strategic alternatives, focused on a potential sale of the Company. As part of the review, the Board authorized its financial advisors, Citi and Goldman Sachs & Co. LLC, to contact and hold discussions with more than 40 potential bidders, including a wide range of strategic parties and financial sponsors. The Board executed confidentiality agreements with 20 parties. The proposals ultimately received did not yield options for a sale that would reflect the intrinsic value of the Company. Accordingly, the independent members of the Board unanimously determined to conclude the sale process and instead focus on all potential opportunities to create value, including through the enhanced execution of the Company’s strategic plan under refreshed leadership.

About Bill Ballhaus

Mr. Ballhaus has significant experience in the aerospace, defense and technology industries, including multiple CEO roles. He previously served as Chairman and CEO of Blackboard, Inc., a leading EdTech company, from 2016 until its merger with Anthology in 2021. Prior to that, he served as CEO and President of SRA International, Inc., a provider of information technology services, from 2011 until the creation of CSRA Inc. from SRA and CSC’s U.S. public sector business. Before that, Mr. Ballhaus served as CEO and President of government contractor DynCorp International from 2008 to 2010. Mr. Ballhaus has also held senior leadership positions at BAE Systems, Boeing and Hughes, where he led global government and commercial technology businesses particularly focused on software and IT.

Mr. Ballhaus currently serves on several private company boards, including as Executive Chairman at Catalis, a provider of software and payments solutions for government customers, Executive Chairman at Elite, a vertical software business focused on the legal technology market, and on the Board of Directors of Qmulos, a leading cybersecurity and IT compliance company. He is also a senior advisor at PSG, a private equity firm focused on the software industry, and a Fellow of the American Institute of Aeronautics and Astronautics. Mr. Ballhaus joined the Board in 2022 in connection with the cooperation agreements with JANA Partners LLC and Starboard Value LP.

Mr. Ballhaus holds a Bachelor’s degree in Mechanical Engineering from the University of California, Davis and Master’s and Doctorate degrees in Aeronautics and Astronautics from Stanford University. He also earned a Master’s degree in Business Administration from the Anderson Graduate School of Management at UCLA.

About Jerry DeMuro

Mr. DeMuro currently serves as Co-CEO of Eve Air Mobility, a producer of eVTOL aircraft and urban air mobility infrastructure. From 2014 to 2020, Mr. DeMuro served as President and CEO of BAE Systems, Inc., the U.S.-based subsidiary of BAE Systems PLC, a provider of some of the world’s most advanced, technology-led defense, aerospace and security solutions. From 1999 to 2013, he held several roles of increasing responsibility at General Dynamics, a global aerospace and defense company, including Executive Vice President and Corporate Vice President of Information Systems & Technology. Earlier in his career, Mr. DeMuro held roles at GTE Corporation (now part of Verizon Communications) and the U.S. Department of Defense.

Mr. DeMuro previously served on the Board of Directors of BAE Systems plc, BAE Systems, Inc. and Zanite. Mr. DeMuro holds a Bachelor of Arts degree from the University of Pittsburgh and a Master’s of Business Administration from Fairleigh Dickinson University.

Mercury Systems – Innovation that Matters® by and for People Who Matter

Mercury Systems is a technology company that pushes processing power to the tactical edge, making the latest commercial technologies profoundly more accessible for today’s most challenging aerospace and defense missions. From silicon to system scale, Mercury enables customers to accelerate innovation and turn data into decision superiority. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s focus on enhanced execution of the strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID-19 pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be impacted by the termination of the Company’s announced strategic review initiative, unanticipated challenges with the transition of the Company’s Chief Executive Officer and Chief Financial Officer roles, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

INVESTOR CONTACT

Nelson Erickson
Senior Vice President, Strategy and Corporate Development
Nelson.Erickson@mrcy.com

MEDIA CONTACT

Turner Brinton
Senior Director of Corporate Communications
Turner.Brinton@mrcy.com

Or

Michael Freitag / Tali Epstein / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449